                                                                   Exhibit 5.1



                       [Letterhead of Sullivan & Cromwell]


                                                                 March 10, 1999

SAI Deferred Compensation Holdings, Inc.,
  70 Pine Street,
    New York, New York 10270

Ladies and Gentlemen:

                        In connection with the registration under the Securities Act of 1933 (the "Act") of $200,000,000 aggregate amount of deferred compensation obligations (the "Obligations") of SAI Deferred Compensation Holdings, Inc., a Delaware corporation (the "Company"), guaranteed as to payment by American International Group, Inc. (the "Guarantor"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                        Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the Amended and Restated Registered Representatives' Deferred Compensation Plan, substantially in the form filed as an exhibit to the Registration Statement (the "Plan"), is duly authorized and approved by the Company and the Obligations are issued in accordance with the Plan as contemplated by the Registration Statement, the Obligations will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of California and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                        We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible.

                        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,



                                                  /S/ Sullivan & Cromwell